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                         THE STRIDE RITE CORPORATION

         FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 28, 1997

                               Exhibit 10(xi)

                          THE STRIDE RITE CORPORATION
              SENIOR EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN

                                   ARTICLE I
                                Introduction

         The purpose of The Stride Rite Corporation Senior Executive Annual Incentive Compensation Plan is to provide incentives to the Chief Executive Officer and certain other senior executive officers of the Company or any of its subsidiaries, to enhance the value of the Company. By offering annual financial rewards, the Plan can recognize contributions made by individual senior executives in the attainment of important operating objectives. It is also anticipated that the Plan will help the Company attract and retain the highest quality employees available.

                                  ARTICLE II
                                  Definitions

         2.1      "Board" shall mean the Board of Directors of the Company.

         2.2 "Bonus Award" shall mean the amount of award (if any) made to a Participant under the Plan in a Plan Year in accordance with Section 4.4(b).

         2.3 "Bonus Percentage" shall mean that percentage of a Participant's annual base salary rate (as of the date the Bonus Percentage is determined) upon which a Bonus Award is calculated. Bonus Percentage may not exceed 50%.

         2.4      "Code" means the Internal Revenue Code of 1986, as amended.

         2.5 "Combined Divisional Goal" shall mean, for any Plan Year, the sum of all Divisional Goals.

         2.6 "Committee" shall mean the Compensation Committee of the Board.

         2.7 "Company" shall mean The Stride Rite Corporation and its successors and assigns and any of its subsidiaries.

         2.8 "Corporate Income" shall mean, for any Plan Year, the consolidated pre-tax income generated by the Company. For purposes of the Plan, Corporate Income for any Plan Year shall be determined by the Committee in accordance with generally accepted accounting principles and after accounting for non-operating income or expenses and before accounting for income taxes.

         2.9 "Corporate Income Goal" shall mean, for any Plan Year, that amount of Corporate Income which the Committee targets for achievement in the Plan Year.

         2.10 "Covered Employee" means an employee of the Company or any of its subsidiaries designated by the Committee prior to the Plan Year (or within the first 90 days after the beginning of the Plan Year), as an employee who is or may be a "covered employee" within the meaning of Section 162(m) of the Code with respect to such Plan Year.

         2.11 "Divisional Goal" shall mean, for any Plan Year, that amount of pre-tax income which the Committee targets for achievement in the Plan Year for a division of the Company.

         2.12 "Incentive Goal" shall mean, for any Participant, the Corporate Income Goal and/or Combined Divisional Goal or Divisional Goal assigned to the Participant.

         2.13 "Participant" shall mean any Covered Employee who has been designated as such by the Committee pursuant to Article III to participate in the Plan for a Plan Year.

         2.14 "Plan" shall mean The Stride Rite Corporation Senior Executive Annual Incentive Compensation Plan.

         2.15     "Plan Year" shall mean the fiscal year of the Company.

         2.16 "Threshold Corporate Result" shall mean, for any Plan Year, the minimum level of Corporate Income which the Committee determines must be generated in a Plan Year as a condition precedent to the payment of any Bonus Award for the Plan Year.

         2.17 "Total Disability" shall mean the permanent inability of a Participant, as a result of accident or sickness, to perform any and every duty pertaining to such Participant's occupation or employment for which the Participant is suited by reason of the Participant's previous training, education and experience.

                          ARTICLE III
                          Eligibility

         For each Plan Year the Committee shall designate Participants from among Covered Employees who are employee-directors of the Company or who hold the title of Chief Executive Officer and certain other senior executives who report directly to the Chief Executive Officer of the Company.

         Participants shall be selected prior to the commencement of each Plan Year or within the first 90 days after the beginning of the Plan Year. Following the period referred to in the preceding sentence, other Participants may be added by the Committee because of promotion, hiring or other reasons warranting their inclusion or Participants may be excluded by the Committee by reason of demotion or other reasons warranting exclusion.

                                ARTICLE IV
                              Annual Bonuses

         4.1. Establishment of Corporate Income Goal and Divisional Goals. Before the beginning of each Plan Year or within the first 90 days after the beginning of the Plan Year, the Committee shall establish the Threshold Corporate Result, Corporate Income Goal, Combined Divisional Goal and Divisional Goal for each of the Company's divisions, pursuant to which annual bonuses shall be payable, if at all, under the Plan to a Participant with respect to performance in such Plan Year.

         4.2      Assignment of Incentive Goals.

         (a) At the time each Covered Employee is designated as a Participant pursuant to Article III, he or she shall be notified of such designation by the Committee and shall be assigned Incentive Goals by the Committee. If the Committee determines that a Participant's position is substantially tied to and functional at the divisional level, one of the Incentive Goals shall be the Corporate Income Goal, which shall be 50% of the Participant's bonus opportunity in any Plan Year. Such a Participant shall also be assigned as a second Incentive Goal, the Divisional Goal of his or her respective Division, which shall also be weighted at 50%. A Participant whose position is not determined to be substantially tied to and functional at the divisional level shall be assigned a Corporate Income Goal which shall represent 50% of the Participant's bonus opportunity. The other 50% of such a Participant's bonus opportunity will be based on the Combined Divisional Goal.

         (b) The Bonus Percentage shall be confirmed and Incentive Goals assigned by (i) the Committee with respect to the Chairman and Chief Executive Officer of the Company, and (ii) the Committee upon the recommendation of the Chief Executive Officer of the Company with respect to other Participants.

         4.3 Review of Performance. As soon as practicable after the close of a Plan Year, the Company's independent auditors shall advise the Committee of income generated by the Company for its fiscal year just ended and of the degree to which the Threshold Corporate Result, Corporate Income Goal and Combined Divisional Goal have been achieved, if at all. To the extent necessary, the Committee shall also determine the degree to which the Divisional Goals have been met, if at all, in accordance with generally accepted accounting principles and after accounting for capital charges allocable to the relevant division. Achievement of each goal assigned to each Participant shall be rated; a rating of 100% of an assigned goal shall indicate full achievement of targeted performance and lesser or greater achievement shall be rated below 100% or up to 150% as appropriate. Following the end of each Plan Year, the Committee shall approve and certify the attainment of the performance goals and the amount of Bonus Awards hereunder.

         4.4      Bonus Awards.

         (a) No Bonus Award shall be payable to any Participant for any goal unless the Threshold Corporate Result set for the Plan Year is achieved. If the Threshold Corporate Result has been met, Bonus Awards allocated to any of the Corporate Income Goal, Combined Divisional Goal or Divisional Goal shall be payable, provided that achievement of the goal is at least at 85%. Except as provided in Section 4.4 or in Section 4.5, Bonus Awards shall be equal to the Participant's Bonus Percentage (as increased or decreased pursuant to Section 4.4(b)) times the Participant's annual base salary. No Participant may earn a Bonus Award of more than $1.5 million with respect to any Plan Year.

         (b) If achievement of all of the Incentive Goals assigned to a Participant is at 100%, then a Bonus Award equal to the Participant's Bonus Percentage will be paid to such Participant. If achievement of any Incentive Goal is at least 85%, but less than 100%, the Bonus Award allocated to that goal shall be equal to the Participant's Bonus Percentage reduced by one-half if at 85%, and prorated for achievement at 85% to 99%, and then such Bonus Award shall be paid to such Participant. If achievement of any Incentive Goal is in excess of 100% up to 125%, then the Bonus Award allocated to that goal shall be equal to the Participant's Bonus Percentage doubled if 125%, and prorated for achievement at 101% to 124%, and then such Bonus Award shall be paid to such Participant. If the achievement of any Incentive Goal is in excess of 125% up to 150%, then the Bonus Award allocated to that goal shall be equal to the Participant's Bonus Percentage tripled if 150%, and prorated for achievement at 126% to 149%, and then such Bonus Award shall be paid to such Participant.

         (c) All Bonus Awards to be made under the Plan shall be paid to eligible Participants in cash less applicable withholding taxes (as set forth in Section 6.2) as soon as possible after the review of performance of all Participants has been completed.

         (d) Notwithstanding the attainment of any goals for a Plan Year, the Committee shall have the authority to eliminate or reduce Bonus Awards in its discretion.

         4.5      Termination of Employment.

         (a) In the event a Participant terminates employment with the Company before the completion of a Plan Year because of death, Total Disability, or Early, Normal or Late Retirement under The Stride Rite Corporation Retirement Income Plan, such Participant, or, in the case of the Participant's death, the Participant's surviving spouse (or the Participant's estate if there is no surviving spouse), shall receive, subject to Section 4.2(a), a prorated Bonus Award. A prorated Bonus Award shall be determined by multiplying the amount equal to the Bonus Award that would have been earned in view of actual results for the Plan Year by a fraction the numerator of which is the number of full months of the Plan Year during which the employee was a Participant in the Plan and the denominator of which is twelve.

         (b) In the event a Participant's employment with the Company is terminated before the completion of a Plan Year for any reason other than death, Total Disability, or Retirement, the Participant shall not be entitled to receive any Bonus Award for that Plan Year.

         4.6. No Limitation to Corporate Action. Nothing in this Article IV shall preclude the Committee or the Board, as each or either shall deem necessary or appropriate, from authorizing the payment to the Participant of compensation outside the parameters of the Plan, including, without limitation, base salaries, awards under any other plan of the Company, any other bonuses (whether or not based on the attainment of performance objectives) and retention or other special payments.


                       ARTICLE V
                  Plan Administration

         5.1. Powers of the Committee. The Committee shall have the authority, subject to the terms of the Plan, to determine each Participant's Bonus Award, if any, and to make all other determinations under the Plan and to interpret and administer the Plan, taking into account its purposes and such other factors as the Committee may deem relevant. The Committee shall have complete control over the administration of the Plan and complete control and authority to determine, in its sole discretion, the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant or other person having or claiming to have any interest under the Plan and the Committee's determinations shall be conclusive and binding on all such parties. Neither the Committee nor any member thereof nor the Company shall be liable for any action or determination made in good faith with respect to the Plan or the rights of any Participant under the Plan.

         5.2. Duties of the Committee. Subject to the limitations of the Plan, the Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business. All actions and determinations of the Committee shall be conclusive and binding on all Participants, their beneficiaries and estates.

         5.3. Action Taken in Good Faith. The members of the Committee and the Company and its officers, directors and employees shall be entitled to rely upon all certificates and reports made by any accountant, and upon all opinions given by any legal counsel, and the members of the Committee, the Company and its officers, directors and employees shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such certificates, reports, opinions or other advice of any accountant or legal counsel, and all action so taken or suffered, including, without limitation, the payment of any Bonus Award, shall be conclusive upon each of them and upon all Participants and their beneficiaries.

         5.4. Indemnification. In addition to all other rights of indemnification that may exist, the Company shall indemnify the Committee, each of its respective members, and officers and employees of the Company who assist in the administration and operation of the Plan from and against any liability, joint and/or several, arising out of or connected with their duties hereunder, except such liability as may arise from their gross negligence or willful misconduct.

         5.5. Expenses of Administration. The Company shall pay all expenses of administration of the Plan, including, without limitation, all expenses incurred by the Committee, accounting and legal fees and expenses, and any other expenses related to the administration of the Plan.

                                     ARTICLE VI
                                    Miscellaneous

         6.1 Amendment and Termination. The Company shall have authority, in its sole discretion, to amend or terminate the Plan at any time, in whole or in part, and in any manner. Any such amendment or termination may be made by vote of the Committee or the Board and may be made by the Committee or the Board retroactively to apply to Bonus Awards not yet paid to Participants.

         6.2. Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local withholding tax requirements on any amount payable under the Plan, and the Company may defer the payment of any amount until such requirements are satisfied.

         6.3. Inalienability of Interests. Except as otherwise provided by applicable law, the Participant's interests under the Plan shall not be subject to alienation, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized.

         6.4 No Funding. Nothing in this Plan will be construed to give any Participant or any other person rights to any specific assets of the Company, or of any other person. The Participant shall have only the rights of an unsecured general creditor of the Company with respect to his or her interest under the Plan. Any Bonus Award which become payable hereunder shall be paid from the general assets of the Company in accordance with the terms hereof.

         6.5. Limited Effect. Neither the establishment of the Plan nor participation in the Plan shall be construed as creating any contract of employment between the Company and any Participant, employee or other person, nor shall anything contained in the Plan give any person the right to be retained in the employ of the Company or otherwise restrain the Company's right to deal with its employees, including Participants, and their hiring, discharge, layoff, compensation, and all other conditions of employment in all respects as though the Plan did not exist.

         6.6. Effect on Other Plans, Programs or Arrangements. The adoption of the Plan shall have no effect on awards made or to be made or compensation paid or to be paid pursuant to other plans, programs, or arrangements covering employees of the Company, its subsidiaries or parent, or any predecessors or successors thereto, except that amounts paid hereunder may be taken into account as "compensation" for purposes of determining the Participant's benefits under such other plan to the extent provided therein.

         6.7. Governing Law. All questions pertaining to the construction, validity and effect of the Plan, or to the rights of any person under the Plan, shall be determined in accordance with the laws of the Commonwealth of Massachusetts.

         6.8. Stockholder Approval. Bonus Awards shall not be paid under this Plan prior to approval of the Plan by the stockholders of the Company.